Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTERN DIGITAL ANNOUNCES APPOINTMENT OF DAVID GOECKELER AS CHIEF EXECUTIVE OFFICER

SAN JOSE, Calif. — MARCH 5, 2020 — Western Digital Corp. (NASDAQ: WDC) today announced that David Goeckeler has been appointed chief executive officer and a member of the Western Digital Board of Directors (“the Board”), effective March 9, 2020. Mr. Goeckeler currently serves as executive vice president and general manager of Cisco’s $34 billion Networking and Security Business. Mr. Goeckeler succeeds Steve Milligan, who previously announced his intended retirement.

“David is a transformative leader with an exceptional track record of driving highly profitable, core businesses at scale while innovating successful business strategies that expanded into new markets and generated new revenue sources,” said Matthew Massengill, chairman of the board. “With experience as a software engineer as well as running large semiconductor development projects, his breadth of technology expertise, business acumen and history of building and operating world-class organizations make him the right person to lead Western Digital in a world increasingly driven by applications and data.”

“The industry is facing an exciting inflection point where customers of every size, vertical and geography are deploying business infrastructure that is software-driven, enabled by data and powered by the cloud. This megatrend has only just now reached an initial stage of adoption and will drive a massive wave of new opportunity,” said Mr. Goeckeler. “In this IT landscape, the explosive growth of connected devices will continue fueling an ever-increasing demand for access to data. With large-scale hard disk drive and semiconductor memory franchises, Western Digital is strongly positioned to capitalize on this emerging opportunity and push the boundaries of both software and physical hardware innovation within an extremely important layer of the technology stack.”

Western Digital Announces Appointment of David Goeckeler as Chief Executive Officer

“Over the last decade, Western Digital has built a highly-regarded platform that helps customers derive real value from their data. I look forward to working together with the outstanding leadership team and innovating alongside the talented Western Digital employees around the world,” added Mr. Goeckeler.

“On behalf of Western Digital employees worldwide, I am delighted to welcome David to Western Digital. He joins our company at an exciting and promising time, and I wish him great success as he leads Western Digital in its next chapter,” said Mr. Milligan.

As previously announced, Mr. Milligan will remain with the Company in an advisory role until September 2020 to ensure a smooth transition.

About David Goeckeler

David Goeckeler is currently the Executive Vice President and General Manager of Cisco’s Networking and Security Business with responsibility for more than $34 billion of the company’s global technology franchise. He leads a global team of more than 25,000 engineers and oversees Cisco’s networking and security strategy and market acceleration, including development operations for the company’s expansive technology portfolio and strategic acquisitions. A 19-year Cisco veteran, Mr. Goeckeler led the definition and development of what is widely regarded as the best product and technology portfolio in Cisco’s history.

Prior to his current role, Goeckeler was the leader of Cisco’s Security Business and was instrumental in defining Cisco’s threat-centric security strategy and transitioning the business to a software and recurring revenue-based model, and returning the business to share gaining growth. Under his leadership, the Security Group also acquired and successfully integrated multiple companies, solidifying Cisco’s place as the largest IT Security vendor in the industry.

Mr. Goeckeler holds bachelor’s degrees in computer science and mathematics from the University of Missouri at Columbia, a master’s degree in computer science from the University of Illinois at Urbana-Champaign, and a master’s degree in business administration from both Columbia University and the University of California at Berkeley.

Mr. Goeckeler is widely recognized for his leadership and operational excellence. In 2012, he received Frost and Sullivan’s Excellence Award in Engineering Operations.

About Western Digital

Western Digital creates environments for data to thrive. As a leader in data infrastructure, the company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Our data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk®, and WD® brands.

© 2020 Western Digital Corporation or its affiliates. All rights reserved. Western Digital, the Western Digital logo, G-Technology, SanDisk, and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries. All other marks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding industry trends and the company’s positioning to capitalize on growth opportunities. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Key risks and uncertainties include: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of restructuring activities and cost saving initiatives; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in

Western Digital Announces Appointment of David Goeckeler as Chief Executive Officer

competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, divestitures, mergers and joint ventures; difficulties or delays in manufacturing; the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on Feb. 11, 2020, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Company Contacts:

Corporate

Jim Pascoe

+1-408-717-6999

jim.pascoe@wdc.com

Investor Relations

T. Peter Andrew

+1-949-672-9655

peter.andrew@wdc.com

investor@wdc.com

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